EXHIBIT 99.1

Tilray Brands Reports Record Financial Results, Achieves 26% Net Revenue Growth

Record Fiscal 2024 Gross Profit

Reduced Net Convertible Debt by ~$300 Million in Fiscal 2024

Fiscal 2024 Net Revenue Reaches $789 Million, Led by Cannabis Net Revenue of $273 Million and Beverage-Alcohol Net Revenue of $202 Million

Successfully Executing on Diversified Lifestyle Business Strategy;
Tilray Cannabis, Tilray Beverages, Tilray Spirits and Tilray Wellness

NEW YORK and LEAMINGTON, Ontario, and NEÜMUNSTER, Germany, July 29, 2024 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a global lifestyle consumer packaged goods company elevating lives through moments of connection, today reported financial results for its fourth quarter and fiscal year ended May 31, 2024.

Irwin D. Simon, Chairman and Chief Executive Officer, stated, “Tilray Brands is leading the convergence of cannabis, beverages, and wellness on a global scale. In Fiscal 2024, the Company achieved remarkable growth across its businesses, with a 26% increase in net revenue over the prior year, record-breaking performance in gross profit and adjusted EBITDA, and generated positive adjusted free cash flow for the fiscal year. We have also significantly reduced our net convertible debt by ~$300 million and surpassed our cost-savings synergy target, which has strengthened our balance sheet. These results were driven by our successful execution of our diversification strategy, which we started in 2020, and the hard work of our team.”

Mr. Simon continued, “Tilray Brands also successfully completed three acquisitions - the eight iconic craft brands from Anheuser-Busch Companies, LLC., HEXO Corp., and Truss Beverage Co. These acquisitions were strategic in fortifying Tilray’s house of brands, strengthening our operations, and positioning the Company as a leader across several industries and regions. In the U.S., Tilray Beverages is the 5th1 largest craft brewer and Tilray Wellness is the leader in hemp products. In Canada, Tilray Cannabis holds the #1 recreational cannabis market share, while in Europe, it is the market leader in medical cannabis. Leading the convergence of cannabis, beverages, and wellness, Tilray Brands is poised to continue to disrupt the CPG industry globally.”

Financial Highlights – 2024 Fiscal Fourth Quarter

  Net revenue increased 25% to $229.9 million in the fourth quarter compared to $184.2 million in the prior year quarter.
  Gross profit was $82.4 million in the fourth quarter compared to $67.2 million in the prior year quarter. Gross margin and adjusted gross margin2 were both 36%.
  Beverage-alcohol net revenue increased 137% to $76.7 million in the fourth quarter from $32.4 million in the prior year quarter. The increase was led by new product innovation and contributions from our Craft Acquisition brands.
    Beverage-alcohol gross profit increased 146% to $40.8 million in the fourth quarter from $16.6 million in the prior year quarter. Adjusted beverage-alcohol gross profit increased 130% to $41.0 million from $17.8 million in the prior year quarter.
    Beverage-alcohol gross margin increased to 53% in the fourth quarter compared to 51% in the prior year quarter and adjusted gross beverage alcohol margin2 was 53% in the fourth quarter compared to 55% in the prior year quarter.
  Cannabis net revenue increased 12% to $71.9 million in the fourth quarter compared to $64.4 million in the prior year quarter, driven in part by the acquisitions of HEXO and Truss.
    Cannabis gross profit and adjusted gross profit2 decreased to $28.8 million in the fourth quarter from $39.5 million in the prior year quarter.
    Cannabis gross margin and adjusted gross margin2 were 40% in the fourth quarter compared to 61% in the prior year quarter. A substantial portion of the decrease is a result of the completion of the HEXO advisory services agreement in Q1 fiscal 2024.
  Distribution net revenue was $65.6 million in the fourth quarter compared to $72.6 million in the prior year quarter. The decrease was driven by management’s focus on discontinuing less profitable product lines demonstrated by Distribution’s gross margin increasing to 12% in the fourth quarter compared to 9% in the prior year quarter.
  Wellness net revenue increased 6% to $15.7 million in the fourth quarter from $14.8 million in the prior year quarter.
  Net loss narrowed to ($15.4) million in the fourth quarter compared to net loss of ($119.8) million in the prior year quarter, almost all of which is a result of non-cash expenses. Adjusted net income2 was $35.1 million in the fourth quarter compared to a loss of ($11.8) million in the prior year quarter
  Net loss per share narrowed to ($0.04) compared to ($0.15) in the prior year quarter. Adjusted net income (loss) per share2 was $0.04 compared to a loss of ($0.02) in the prior year quarter.
  Adjusted EBITDA2 increased 37% to $29.5 million in the fourth quarter compared to $21.5 million in the prior year quarter.

Financial Highlights – 2024 Fiscal Year

  Net revenue increased 26% to $788.9 million in fiscal 2024 compared to $627.1 million in the prior fiscal year.
  Gross profit was $223.4 million, while adjusted gross profit2 increased 14% to $235.6 million in fiscal 2024. Gross margin was 28% and adjusted gross margin2 was 30%.
  Beverage-alcohol net revenue increased 113% to $202.1 million in fiscal 2024 from $95.1 million in the prior fiscal year.
    Beverage-alcohol gross profit increased 91% to $88.6 million in fiscal 2024 from $46.3 million in the prior fiscal year. Adjusted beverage-alcohol gross profit2 increased to $93.2 million from $50.8 million in the prior fiscal year.
    Beverage-alcohol gross margin was 44% in fiscal 2024 compared to 49% in the prior fiscal year and adjusted gross beverage alcohol margin2 was 46% in fiscal 2024 compared to 53% in the prior fiscal year, reflecting lower contribution margins from the acquired brands.
  Cannabis net revenue increased 24% to $272.8 million in fiscal 2024 compared to $220.4 million in the prior fiscal year, reflecting the acquisitions of HEXO and Truss as well as growth across international markets.
    Cannabis gross profit increased to $90.2 million in fiscal 2024 from $57.7 million in the prior fiscal year. Adjusted gross profit2 was $97.8 million compared to $112.7 million in the prior fiscal year as a result of the advisory service agreement concluding in Q1 fiscal 2024.
    Cannabis gross margin was 33% in fiscal 2024 compared to 26% in the prior fiscal year. Adjusted cannabis gross margin2 was 36% compared to 51% in the prior fiscal year.
  Distribution net revenue and gross margin remained consistent at ~$259 million and 11% in fiscal 2024 compared to the prior fiscal year.
  Wellness net revenue increased 5% to $55.3 million in fiscal 2024 from $52.8 million in the prior fiscal year.
    Wellness gross margin was 30% in fiscal 2024 compared to 29% in the prior fiscal year.
  Net loss decreased to ($222.4) million in fiscal 2024 compared to net loss of $(1.4) billion in the prior fiscal year, almost all of which is a result of non-cash expenses. Net loss per share narrowed to $(0.33) and improved compared to a net loss of $(2.35) in the prior fiscal year.
  Adjusted net income2 increased to $6.2 million in fiscal 2024 compared to adjusted net income2 of $0.4 million in the prior fiscal year. Adjusted net income per share2 narrowed to $0.01 compared to $0.00 in the prior fiscal year.
  Adjusted EBITDA2 increased to $60.5 million in fiscal 2024 compared to $58.7 million in the prior fiscal year.
  Strong financial liquidity position of ~$260.5 million, consisting of $228.3 million in cash and $32.2 million in marketable securities.
  Reduced outstanding principal of the net convertible debt by $291.0 million compared to the previous fiscal year.
  Net cash used in operating activities was $(30.9) million in fiscal 2024 compared to $7.9 million net cash from operating activities in the prior year.
  Adjusted free cash flow2 of $6.6 million in fiscal 2024 compared to $19.1 million in the prior year.

Live Audio Webcast

Tilray Brands will host a webcast to discuss these results today at 4:30 p.m. Eastern Time. Investors may join the live webcast available on the Investors section of the Company’s website at www.Tilray.com. A replay will be available and archived on the Company’s website.

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy, wellness and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become a leading lifestyle consumer packaged goods company; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities in the U.S., including upon U.S. federal cannabis legalization or rescheduling; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin (consolidated and for each of our reporting segments), Adjusted gross profit (consolidated and for each of our reporting segments), Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share , free cash flow, adjusted free cash flow, constant currency presentations of revenue and cash and marketable securities. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

Adjusted EBITDA is calculated as net income (loss) before income tax benefits, net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; impairments; inventory valuation allowance; Other than temporary change in fair value of convertible notes receivable; facility start-up and closure costs; litigation costs; restructuring costs, transaction (income) costs and (Gain) loss on sale of capital assets – non-operating facility. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Historically, we have included lease expenses for leases that were treated differently under IFRS 16 and ASC 842 in the calculation of adjusted EBITDA, aiming to align our definition with industry peers reporting under IFRS. The decision to include these lease expenses in the Company's definition of adjusted EBITDA was based on our efforts to maintain comparability with peers. However, as the Company has continued to diversify, particularly with strategic acquisitions such as the newly acquired beverage alcohol business portfolio, this comparison is no longer relevant, accordingly, we are no longer including this adjustment. Had the Company continued to include lease expenses that were treated differently under IFRS 16 and ASC 842, the impact to adjusted EBITDA would have been $4.6 million for the year ended May 31, 2024. In comparison, under the previous reconciliation, the impact to adjusted EBITDA would have been $2.8 million and $3.1 for the years ended May 31, 2023, and May 31, 2022, respectively.

Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., less; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; impairments; inventory valuation allowance; Other than temporary change in fair value of convertible notes receivable, attributable to stockholders of Tilray Brands, Inc. facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release.

Adjusted net income (loss) per share is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs, divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is not calculated in accordance with GAAP and should not be considered an alternative for GAAP net income (loss) per share or as a measure of liquidity.

Adjusted gross profit (consolidated and for each of our reporting segments), is calculated as gross profit adjusted to exclude the impact of purchase price accounting valuation step-up and inventory valuation adjustments. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up and inventory valuation adjustments, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted gross margin (consolidated and for each of our reporting segments), excluding purchase price accounting valuation step-up and inventory valuation adjustments, is calculated as revenue less cost of sales adjusted to add back amortization of inventory step-up and inventory valuation adjustments, divided by revenue. A reconciliation of Adjusted gross margin, excluding purchase price accounting valuation step-up and inventory valuation allowance, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes our integration costs related to HEXO and the Craft Acquisition and the cash income taxes related to Aphria Diamond to align with management’s prescribed guidance. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Constant currency presentations of revenue are used to normalize the effects of foreign currency. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. Dollar are translated into U.S. Dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics.

Contacts:
Media:
news@tilray.com

Investors:
Investors@tilra.com

1 Circana volume sales L26W ending 7/7/24
2 Adjusted EBITDA, Adjusted gross margin, Adjusted net income, adjusted gross profit and adjusted gross margin for each of our segments, and Adjusted net income (loss) are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures to GAAP Measures” below for a reconciliation of these Non-GAAP Measures to our most comparable GAAP measure.

Consolidated Statements of Financial Position
	May 31,	May 31,
(in thousands of US dollars)	2024	2023
Assets
Current assets
Cash and cash equivalents	$228,340	$206,632
Marketable securities	32,182	241,897
Accounts receivable, net	101,695	86,227
Inventory	252,087	200,551
Prepaids and other current assets	31,332	37,722
Assets held for sale	32,074	—
Total current assets	677,710	773,029
Capital assets	558,247	429,667
Operating lease, right-of-use assets	16,101	5,941
Intangible assets	915,469	973,785
Goodwill	2,008,884	2,008,843
Interest in equity investees	—	4,576
Long-term investments	7,859	7,795
Convertible notes receivable	32,000	103,401
Other assets	5,395	222
Total assets	$4,221,665	$4,307,259
Liabilities
Current liabilities
Bank indebtedness	$18,033	$23,381
Accounts payable and accrued liabilities	241,957	190,682
Contingent consideration	15,000	16,218
Warrant liability	3,253	1,817
Current portion of lease liabilities	5,091	2,423
Current portion of long-term debt	15,506	24,080
Current portion of convertible debentures payable	330	174,378
Total current liabilities	299,170	432,979
Long - term liabilities
Contingent consideration	—	10,889
Lease liabilities	60,422	7,936
Long-term debt	158,352	136,889
Convertible debentures payable	129,583	221,044
Deferred tax liabilities, net	130,870	167,364
Other liabilities	90	215
Total liabilities	778,487	977,316
Stockholders' equity
Common stock ($0.0001 par value; 1,198,000,000 common shares authorized; 831,925,373 and 656,655,455 common shares issued and outstanding, respectively)	83	66
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	—	—
Additional paid-in capital	6,146,810	5,777,743
Accumulated other comprehensive loss	(43,499)	(46,610)
Accumulated Deficit	(2,660,488)	(2,415,507)
Total Tilray Brands, Inc. stockholders' equity	3,442,906	3,315,692
Non-controlling interests	272	14,251
Total stockholders' equity	3,443,178	3,329,943
Total liabilities and stockholders' equity	$4,221,665	$4,307,259

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
	For the three months ended May 31,		Change	% Change	For the twelve months ended May 31,		Change	% Change
(in thousands of U.S. dollars, except for per share data)	2024	2023	2024 vs. 2023		2024	2023	2024 vs. 2023
Net revenue	$229,882	$184,188	$45,694	25%	$788,942	$627,124	$161,818	26%
Cost of goods sold	147,532	117,025	30,507	26%	565,591	480,164	85,427	18%
Gross profit	82,350	67,163	15,187	23%	223,351	146,960	76,391	52%
Operating expenses:
General and administrative	43,589	47,774	(4,185)	(9)%	167,358	165,159	2,199	1%
Selling	12,796	9,048	3,748	41%	37,233	34,840	2,393	7%
Amortization	19,052	21,617	(2,565)	(12)%	84,752	93,489	(8,737)	(9)%
Marketing and promotion	12,999	7,800	5,199	67%	41,933	30,937	10,996	36%
Research and development	394	180	214	119%	635	682	(47)	(7)%
Change in fair value of contingent consideration	1,000	292	708	242%	(15,790)	855	(16,645)	(1,947)%
Impairments	—	—	—	NM	—	934,000	(934,000)	(100)%
Other than temporary change in fair value of convertible notes receivable	—	64,954	(64,954)	(100)%	42,681	246,330	(203,649)	(83)%
Litigation costs, net of recoveries	(188)	1,465	(1,653)	(113)%	8,251	(505)	8,756	(1,734)%
Restructuring costs	6,833	(1,482)	8,315	(561)%	15,581	9,245	6,336	69%
Transaction costs (income), net	2,401	5,495	(3,094)	(56)%	15,462	1,613	13,849	859%
Total operating expenses	98,876	157,143	(58,267)	(37)%	398,096	1,516,645	(1,118,549)	(74)%
Operating loss	(16,526)	(89,980)	73,454	(82)%	(174,745)	(1,369,685)	1,194,940	(87)%
Interest expense, net	(9,456)	(5,027)	(4,429)	88%	(36,433)	(13,587)	(22,846)	168%
Non-operating income (expense), net	(17,022)	(16,680)	(342)	2%	(37,842)	(66,909)	29,067	(43)%
Loss before income taxes	(43,004)	(111,687)	68,683	(61)%	(249,020)	(1,450,181)	1,201,161	(83)%
Income tax (recovery) expense	(27,629)	8,132	(35,761)	(440)%	(26,616)	(7,181)	(19,435)	271%
Net loss	$(15,375)	$(119,819)	$104,444	(87)%	$(222,404)	$(1,443,000)	1,220,596	(85)%
Net loss per share - basic and diluted	$(0.04)	$(0.15)	$0.11	(73)%	$(0.33)	$(2.35)	$2.02	(86)%

Condensed Consolidated Statements of Cash Flows
	For the twelve months
	Ended May 31,		Change	% Change
(in thousands of US dollars)	2024	2023	2024 vs. 2023
Cash provided by (used in) operating activities:
Net loss	$(222,404)	$(1,443,000)	$1,220,596	(85)%
Adjustments for:
Deferred income tax recovery	(38,872)	(31,953)	(6,919)	22%
Unrealized foreign exchange (gain) loss	3,756	17,768	(14,012)	(79)%
Amortization	126,913	130,149	(3,236)	(2)%
Gain on sale of capital assets	(4,198)	(48)	(4,150)	8,646%
Accretion of convertible debt discount	14,459	3,848	10,611	276%
Inventory valuation write down	—	55,000	(55,000)	(100)%
Impairments	—	934,001	(934,001)	(100)%
Other than temporary change in fair value of convertible notes receivable	42,681	246,330	(203,649)	(83)%
Other non-cash items	13,626	11,406	2,220	19%
Stock-based compensation	31,769	39,595	(7,826)	(20)%
Loss on long-term investments & equity investments	4,855	2,190	2,665	122%
(Gain) loss on derivative instruments	21,172	27,365	(6,193)	(23)%
Change in fair value of contingent consideration	(15,790)	855	(16,645)	(1,947)%
Change in non-cash working capital:
Accounts receivable	(6,575)	4,168	(10,743)	(258)%
Prepaids and other current assets	13,069	3,122	9,947	319%
Inventory	(15,578)	(12,934)	(2,644)	20%
Accounts payable and accrued liabilities	212	20,044	(19,832)	(99)%
Net cash provided by (used in) operating activities	(30,905)	7,906	(38,811)	(491)%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets	(29,249)	(20,800)	(8,449)	41%
Proceeds from disposal of capital and intangible assets	8,509	4,304	4,205	98%
Disposal (purchase) of marketable securities, net	209,715	(241,897)	451,612	(187)%
Business acquisitions, net of cash acquired	(60,626)	(26,718)	(33,908)	127%
Net cash provided by (used in) investing activities	128,349	(285,111)	413,460	(145)%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	8,619	129,593	(120,974)	(93)%
Shares effectively repurchased for employee withholding tax	—	(1,189)	1,189	(100)%
Proceeds from long-term debt	32,621	1,288	31,333	2,433%
Repayment of long-term debt	(22,402)	(21,336)	(1,066)	5%
Proceeds from convertible debt	21,553	145,052	(123,499)	(85)%
Repayment of convertible debt	(107,330)	(187,394)	80,064	(43)%
Repayment of lease liabilities	(2,900)	(1,114)	(1,786)	160%
Net increase (decrease) in bank indebtedness	(5,348)	5,258	(10,606)	(202)%
Net cash provided by (used in) financing activities	(75,187)	70,158	(145,345)	(207)%
Effect of foreign exchange on cash and cash equivalents	(549)	(2,230)	1,681	(75)%
Net decrease in cash and cash equivalents	21,708	(209,277)	230,985	(110)%
Cash and cash equivalents, beginning of period	206,632	415,909	(209,277)	(50)%
Cash and cash equivalents, end of period	$228,340	$206,632	$21,708	11%

Net Revenue by Operating Segment

(In thousands of U.S. dollars)	For the three months ended May 31, 2024	% of Total Revenue	For the three months ended May 31, 2023	% of Total Revenue	For the year ended May 31, 2024	% of Total Revenue	For the year ended May 31, 2023	% of Total Revenue
Beverage alcohol business	$76,739	33%	$32,404	18%	$202,094	25%	$95,093	15%
Cannabis business	71,919	31%	64,413	35%	272,798	35%	220,430	35%
Distribution business	65,566	29%	72,612	39%	258,740	33%	258,770	41%
Wellness business	15,658	7%	14,759	8%	55,310	7%	52,831	9%
Total net revenue	$229,882	100%	$184,188	100%	$788,942	100%	$627,124	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months ended May 31, 2024		For the three months ended May 31, 2023		For the year ended May 31, 2024		For the year ended May 31, 2023
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Beverage alcohol business	$76,739	33%	$32,404	18%	$202,094	25%	$95,093	15%
Cannabis business	72,577	31%	64,413	35%	274,763	35%	220,430	35%
Distribution business	69,209	29%	72,612	39%	259,671	33%	258,770	41%
Wellness business	15,689	7%	14,759	8%	55,533	7%	52,831	9%
Total net revenue	$234,214	100%	$184,188	100%	$792,061	100%	$627,124	100%

Net Cannabis Revenue by Market Channel

(In thousands of U.S. dollars)	For the three months ended May 31, 2024	% of Total Revenue	For the three months ended May 31, 2023	% of Total Revenue	For the year ended May 31, 2024	% of Total Revenue	For the year ended May 31, 2023	% of Total Revenue
Revenue from Canadian medical cannabis	$6,418	9%	$6,080	9%	$25,211	9%	$25,000	11%
Revenue from Canadian adult-use cannabis	61,496	86%	58,256	90%	266,846	98%	214,319	97%
Revenue from wholesale cannabis	12,992	18%	750	1%	25,340	9%	1,436	1%
Revenue from international cannabis	13,110	18%	15,725	24%	53,295	20%	43,559	20%
Less excise taxes	(22,097)	(31)%	(16,398)	(24)%	(97,894)	(36)%	(63,884)	(29)%
Total	$71,919	100%	$64,413	100%	$272,798	100%	$220,430	100%

Net Cannabis Revenue by Market Channel in Constant Currency

	For the three months ended May 31, 2024		For the three months ended May 31, 2024		For the year ended May 31, 2024		For the year ended May 31, 2024
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$6,447	9%	$6,080	9%	$25,441	10%	$25,000	11%
Revenue from Canadian adult-use cannabis	61,826	85%	58,256	90%	269,534	98%	214,319	97%
Revenue from wholesale cannabis	13,092	18%	750	1%	25,651	9%	1,436	1%
Revenue from international cannabis	13,427	19%	15,725	24%	53,036	19%	43,559	20%
Less excise taxes	(22,215)	(31)%	(16,398)	(24)%	(98,899)	(36)%	(63,884)	(29)%
Total	$72,577	100%	$64,413	100%	$274,763	100%	$220,430	100%

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended May 31, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$76,739	$71,919	$65,566	$15,658	$229,882
Cost of goods sold	35,907	43,087	57,750	10,788	147,532
Gross profit	40,832	28,832	7,816	4,870	82,350
Gross margin	53%	40%	12%	31%	36%
Adjustments:
Purchase price accounting step-up	176	—	—	—	176
Adjusted gross profit	41,008	28,832	7,816	4,870	82,526
Adjusted gross margin	53%	40%	12%	31%	36%

	For the three months ended May 31, 2023
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$32,404	$64,413	$72,612	$14,759	$184,188
Cost of goods sold	15,838	24,955	65,866	10,366	117,025
Gross profit	16,566	39,458	6,746	4,393	67,163
Gross margin	51%	61%	9%	30%	36%
Adjustments:
Purchase price accounting step-up	1,259	—	—	—	1,259
Adjusted gross profit	17,825	39,458	6,746	4,393	68,422
Adjusted gross margin	55%	61%	9%	30%	37%

	For the twelve months ended May 31, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$202,094	$272,798	$258,740	$55,310	$788,942
Cost of goods sold	113,522	182,594	230,596	38,879	565,591
Gross profit	88,572	90,204	28,144	16,431	223,351
Gross margin	44%	33%	11%	30%	28%
Adjustments:
Purchase price accounting step-up	4,602	7,628	—	—	12,230
Adjusted gross profit	93,174	97,832	28,144	16,431	235,581
Adjusted gross margin	46%	36%	11%	30%	30%

	For the twelve months ended May 31, 2023
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$95,093	$220,430	$258,770	$52,831	$627,124
Cost of goods sold	48,770	162,755	231,309	37,330	480,164
Gross profit	46,323	57,675	27,461	15,501	146,960
Gross margin	49%	26%	11%	29%	23%
Adjustments:
Inventory valuation adjustments	—	55,000	—	—	55,000
Purchase price accounting step-up	4,482	—	—	—	4,482
Adjusted gross profit	50,805	112,675	27,461	15,501	206,442
Adjusted gross margin	53%	51%	11%	29%	33%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2024	2023	2024 vs. 2023		2024	2023	2024 vs. 2023
Net loss	$(15,375)	$(119,819)	$104,444	(87)%	$(222,404)	$(1,443,000)	$1,220,596	(85)%
Income tax (recovery) expense	(27,629)	8,132	(35,761)	(440)%	(26,616)	(7,181)	(19,435)	271%
Interest expense, net	9,456	5,027	4,429	88%	36,433	13,587	22,846	168%
Non-operating income (expense), net	17,022	16,680	342	0,002%	37,842	66,909	(29,067)	(43)%
Amortization	31,730	28,993	2,737	9%	126,913	130,149	(3,236)	(2)%
Stock-based compensation	7,252	9,829	(2,577)	(26)%	31,769	39,595	(7,826)	(20)%
Change in fair value of contingent consideration	1,000	292	708	0,242%	(15,790)	855	(16,645)	(1,947)%
Impairments	—	—	—	NM	—	934,000	(934,000)	(100)%
Other than temporary change in fair value of convertible notes receivable	—	64,954	(64,954)	(100)%	42,681	246,330	(203,649)	(83)%
Inventory valuation adjustments	—	—	—	NM	—	55,000	(55,000)	(100)%
(Gain) loss on sale of capital assets - non-operating facility	(3,987)	—	(3,987)	NM	(3,987)	—	(3,987)	NM
Purchase price accounting step-up	176	1,259	(1,083)	(86)%	12,230	4,482	7,748	173%
Facility start-up and closure costs	800	700	100	14%	2,100	7,600	(5,500)	(72)%
Litigation costs, net of recoveries	(188)	1,465	(1,653)	(113)%	8,251	(505)	8,756	(1734)%
Restructuring costs	6,833	(1,482)	8,315	(561)%	15,581	9,245	6,336	69%
Transaction costs (income), net	2,401	5,495	(3,094)	(56)%	15,462	1,613	13,849	859%
Adjusted EBITDA	$29,491	$21,525	$7,966	37%	$60,465	$58,679	$1,786	3%

	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2024	2023	2024 vs. 2023		2024	2023	2023 vs. 2022
Net loss attributable to stockholders of Tilray Brands, Inc.	$(31,747)	$(138,713)	$106,966	(77)%	$(244,981)	$(1,452,656)	$1,207,675	(83)%
Non-operating income (expense), net	17,022	16,680	342	0,002%	37,842	66,909	(29,067)	(43)%
Amortization	31,730	28,993	2,737	9%	126,913	130,149	(3,236)	(2)%
Stock-based compensation	7,252	9,829	(2,577)	(26)%	31,769	39,595	(7,826)	(20)%
Change in fair value of contingent consideration	1,000	292	708	0,242%	(15,790)	855	(16,645)	(1,947)%
Impairments	—	—	—	NM	—	934,000	(934,000)	(100)%
Other than temporary change in fair value of convertible notes receivable, attributable to stockholders of Tilray Brands, Inc.	—	64,954	(64,954)	(100)%	29,023	208,641	(179,618)	(86)%
Inventory valuation adjustments	—	—	—	NM	—	55,000	(55,000)	(100)%
Facility start-up and closure costs	800	700	100	14%	2,100	7,600	(5,500)	(72)%
Litigation costs, net of recoveries	(188)	1,465	(1,653)	(113)%	8,251	(505)	8,756	(1,734)%
Restructuring costs	6,833	(1,482)	8,315	(561)%	15,581	9,245	6,336	69%
Transaction costs (income), net	2,401	5,495	(3,094)	(56)%	15,462	1,613	13,849	859%
Adjusted net income (loss)	$35,103	$(11,787)	$46,890	(398)%	$6,170	$446	$5,724	1,283%
Adjusted net income (loss) per share - basic and diluted	$0.04	$(0.02)	$0.06	(321)%	$0.01	$—	$0.01	NM

Other Financial Information: Free Cash Flow
	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2024	2023	2024 vs. 2023		2024	2023	2023 vs. 2022
Net cash provided by (used in) operating activities	$30,707	$43,598	$(12,891)	(30)%	$(30,905)	$7,906	$(38,811)	(491)%
Less: investments in capital and intangible assets, net	(2,367)	(10,277)	7,910	(77)%	(20,740)	(16,496)	(4,244)	26%
Free cash flow	$28,340	$33,321	$(4,981)	(15)%	$(51,645)	$(8,590)	$(43,055)	501%
Add: growth CAPEX	2,596	9,850	(7,254)	(74)%	16,243	9,850	6,393	65%
Add: cash income taxes related to Aphria Diamond	—	5,085	(5,085)	(100)%	16,333	17,855	(1,522)	(9)%
Add: integration costs related to HEXO	(325)	—	(325)	NM	25,630	—	—	NM
Adjusted free cash flow	$30,611	$48,256	$(17,645)	(37)%	$6,561	$19,115	$(12,554)	(66)%

Other Financial Information: Key Operating Metrics
	For the three months ended, May 31,		For the year ended May 31,
(in thousands of U.S. dollars)	2024	2023	2022	2023
Net beverage alcohol revenue	$76,739	$32,404	$202,094	$95,093
Net cannabis revenue	71,919	64,413	272,798	220,430
Distribution revenue	65,566	72,612	258,740	258,770
Wellness revenue	15,658	14,759	55,310	52,831
Beverage alcohol costs	35,907	15,838	113,522	48,770
Cannabis costs	43,087	24,955	182,594	162,755
Distribution costs	57,750	65,866	230,596	231,309
Wellness costs	10,788	10,366	38,879	37,330
Adjusted gross profit (excluding PPA step-up)	82,526	68,422	235,581	206,442
Beverage alcohol adjusted gross margin (excluding PPA step-up)	53%	55%	46%	53%
Cannabis adjusted gross margin (excluding PPA step-up)	40%	61%	36%	51%
Distribution gross margin	12%	9%	11%	11%
Wellness gross margin	31%	30%	30%	29%
Adjusted EBITDA	29,491	21,525	60,465	58,679
Cash and marketable securities as at the period ended:	260,522	448,529	260,522	448,529
Working capital as at the year ended:	378,540	340,050	378,540	340,050